Amendment No. 1 to Securities Subscription Agreement

This Amendment No. 1 (the “Amendment”) dated June 15, 2011 to that certain Securities Subscription Agreement (the “Agreement”) dated the January 24, 2011, by and between Empeiria Acquisition Corp., a Delaware corporation (the “Company”) and Empeiria Investors LLC, a Delaware limited liability company (the “Sponsor”). All capitalized terms not defined herein shall have the same meaning ascribed to them in the Agreement.

Pursuant to Section 6.5 of the Agreement, the Company and the Sponsor hereby agrees (and the undersigned Transferees of the shares of Common Stock, hereby acknowledge) to amend the Agreement, effective on the date hereof, as follows:

1.   Amendments to the Agreement.

Section 3.1. Section 3.1 is hereby amended as follows:

3.1.           Failure to Consummate Business Combination; Partial or No Exercise of the Over-allotment Option.   In the event the Over-allotment Option granted to the representative of the underwriters of the Company’s IPO is not exercised in full, the Subscriber acknowledges and agrees that it shall forfeit any and all rights to such number of Shares (up to an aggregate of 300,000 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscriber and all other initial stockholders prior to the IPO will own an aggregate number of initial shares of Common Stock (not including shares of common stock issuable upon exercise of any warrants, shares underlying the placement units purchased through a private placement on or before the IPO, shares underlying the placement warrants included within the placement units purchased through a private placement on or before the IPO, or any shares purchased by Subscriber in the Company’s IPO or in the aftermarket) equal to 25.0% of the issued and outstanding shares of Common Stock of the Company immediately following the IPO.

2.  Mutual Drafting.  This Amendment is the joint product of the Company and the Sponsor and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

3.  No Other Amendments; Governing Law; Counterparts.  Except as specifically set forth in this Amendment, there are no other amendments to the Agreement and the Agreement shall remain unmodified and in full force and effect.  This Amendment shall be governed by and construed in accordance with the internal laws of the state of New York.  This Amendment may be executed in one or more counterparts.  In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature page follows]

This subscription is accepted by the Company as of the date first written above.

EMPEIRIA ACQUISITION CORP.

By:	/s/ Alan B. Menkes
Alan B. Menkes
Chief Executive Officer

Accepted and agreed this
15th day of June, 2011

EMPEIRIA INVESTORS LLC

By:	/s/ Alan B. Menkes
Alan B. Menkes
Manager

Acknowledged and Agreed:

TRANSFEREES:

/s/ Alan B. Menkes
Alan B. Menkes

/s/ Keith E. Oster
Keith E. Oster

/s/ Joseph Fong
Joseph Fong

/s/ James N. Mills
James N. Mills

/s/ Barry Brigman
Barry Brigman

/s/ Michael Dion
Michael Dion

/s/ Katharine Kaplan
Katharine Kaplan

Signature Page to Amendment No. 1 to Securities Subscription Agreement